Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS SECOND-QUARTER 2013 RESULTS

— Reaffirms adjusted* sales and adjusted* earnings range for 2013 —

LAKE FOREST, Ill., July 31, 2013 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, today reported results for the second quarter ended June 30, 2013. Net sales for the quarter were $1.0 billion and adjusted* diluted earnings per share were $0.55. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.) On a U.S. Generally Accepted Accounting Principles (GAAP) basis, diluted earnings per share were $0.20.

“Results for the second quarter were in line with our expectations,” said F. Michael Ball, chief executive officer. “In addition, it was a quarter of several milestone achievements for Hospira, such as the positive opinion from the European Medicines Agency (EMA) on our biosimilar infliximab, Inflectra™, and the U.S. launch of the new premix versions of our branded sedation agent, Precedex™. While we continued to make progress in supply recovery and in advancing our quality-improvement initiatives, we still have work to do to reinforce our foundation. We are working through our commitments to the U.S. Food and Drug Administration (FDA), as well as seeking alignment with global regulatory bodies regarding our devices. We are driving forward to ensure we meet the expectations of our regulators and customers, and remain focused on the execution of our quality and growth initiatives. We believe these actions are positioning Hospira for a stronger, more competitive future with sustainable, long-term shareholder value.”

Second-Quarter 2013 Results
The following table highlights selected financial results for the second quarter of 2013 compared to the same period in 2012:

In $ millions, except per share amounts	GAAP Three Months Ended June 30,		%	Adjusted* Three Months Ended June 30,		%
	2013	2012	Change	2013	2012	Change
Net Sales	$1,026.2	$1,033.3	(0.7)%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$318.7	$283.5	12.4%	$388.9	$370.8	4.9%
Income (Loss) from Operations	$52.2	$(2.2)	nm	$126.4	$117.3	7.8%
Diluted Earnings (Loss) Per Share	$0.20	$(0.02)	nm	$0.55	$0.51	7.8%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	31.1%	27.4%		37.9%	35.9%
Income (Loss) from Operations	5.1%	(0.2)%		12.3%	11.4%

Results under GAAP include items as detailed in the schedules attached to this press release.

Net sales were $1.0 billion in the second quarter of 2013, a decrease of 0.7 percent compared to the second quarter of 2012. Continued strong global sales of Precedex™ and higher pricing on certain Specialty Injectable Pharmaceuticals (SIP) products in the U.S. were more than offset by the impact of pricing erosion of certain newer U.S. SIP products and lower device sales. The lower device sales were primarily a result of an expanded import alert announced in February 2013 by the FDA.

Adjusted* income from operations increased 7.8 percent to $126 million in the second quarter of 2013, compared to $117 million in the second quarter of 2012. The increase mainly reflects favorable product mix compared to the second quarter of 2012, which more than offset a year-over-year increase in Selling, General and Administration expense and higher manufacturing costs related to the company's quality initiatives. On a GAAP basis, income from operations was $52 million compared to a loss from operations of $2 million in the second quarter of 2012. The second quarter of 2012 included facilities optimization charges and higher restructuring charges.

The effective tax rate on an adjusted basis* in the quarter was a benefit of 17.1 percent compared to a benefit of 19.0 percent in the second quarter of 2012. The decrease is primarily due to a 2013 tax benefit related to the reinstatement of the U.S. federal Research & Development tax credit and other corporate provisions for 2013. On a GAAP basis, the second-quarter 2013 effective tax rate was a benefit of 27.9 percent compared to a benefit of 70.1 percent in the second quarter of 2012. The benefit during both periods primarily resulted from higher quality- and device-related charges incurred in higher tax-rate jurisdictions.

Cash Flow
Cash flow from operations for the first six months of 2013 was $51 million compared to $216 million for the same period of 2012. The decrease is mainly due to lower income from operations in the first six months of 2013 primarily related to the investments in the company's quality-improvement initiatives, as well as to higher working capital.

Capital expenditures were $153 million for the first six months of 2013, compared to $137 million for the same period in 2012. The increase reflects additional planned expenditures at several of the company's manufacturing facilities related to modernization initiatives, as well as Information Technology projects.

2013 Projections
Hospira continues to project the year-over-year change to 2013 adjusted* net sales to be negative 1 percent to positive 1 percent, on a constant-currency basis. Adjusted* net sales exclude the first-quarter 2013 impact of customer sales allowances associated with the company's new device strategy announced in May 2013. On a GAAP basis, the year-over-year change to net sales is now expected to range between negative 5 percent and negative 3 percent. Foreign exchange is now expected to detract from net sales by a negative 1 percent.

The company continues to expect full-year 2013 adjusted* diluted earnings per share to range between $2.00 and $2.10, representing flat to 5 percent growth.

The reconciliation between the projected 2013 adjusted* diluted earnings per share and projected GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.00 - $2.10

Estimated charges related to the company's device strategy (mid-point of an estimated range of $0.91 to $0.99 per diluted share)	$(0.95)

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.29 to $0.33 per diluted share)	$(0.31)

Impairment of certain assets	$(0.06)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.33 to $0.41 per diluted share)	$(0.37)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.08 to $0.10 per diluted share)	$(0.09)

Estimated acquisition and integration-related charges associated with the pending acquisition of an API-related business from Orchid Chemicals & Pharmaceuticals (mid-point of an estimated range of $0.04 to $0.06 per diluted share)	$(0.05)

Other restructuring charges	$(0.02)

Estimated loss on consideration of early extinguishment of debt (mid-point of an estimated range of $0.13 to $0.15 per diluted share)	$(0.14)

Diluted earnings per share — GAAP	$0.01 - $0.11

The adjusting items are shown net of tax in aggregate of $138 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company continues to project that cash flow from operations in 2013 will be between $200 million and $250 million. Depreciation and amortization guidance also remains unchanged at between $255 million and $275 million. The company now expects capital expenditures to range between $350 million and $400 million.

*Use of Non-GAAP Financial Measures
Adjusted* measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira's Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material
Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, July 31, 2013. A live webcast of the conference call will be available on Hospira's website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira
Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 16,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira's results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira's goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company's quality initiatives, continuous improvement activities and device strategy, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, manufacturing supply, quality and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Dan Rosenberg	Karen King
(224) 212-3366	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended June 30,		% Change
	2013	2012
Net sales	$1,026.2	$1,033.3	(0.7)%

Cost of products sold	707.5	749.8	(5.6)%
Restructuring and impairment	2.9	32.2	(91.0)%
Research and development	74.4	83.6	(11.0)%
Selling, general and administrative	189.2	169.9	11.4%
Total operating costs and expenses	974.0	1,035.5	(5.9)%
Income (Loss) From Operations	52.2	(2.2)	nm

Interest expense	19.9	21.0	(5.2)%
Other expense, net	10.1	8.6	17.4%
Income (Loss) Before Income Taxes	22.2	(31.8)	(169.8)%

Income tax benefit	(6.2)	(22.3)	(72.2)%
Equity income from affiliates, net	(4.5)	(7.0)	(35.7)%
Net Income (Loss)	$32.9	$(2.5)	nm

Earnings (Loss) Per Common Share:
Basic	$0.20	$(0.02)	nm
Diluted	$0.20	$(0.02)	nm

Weighted Average Common Shares Outstanding:
Basic	165.5	165.1	0.2%
Diluted	166.3	165.1	0.7%

Adjusted Gross Profit (1)(2)	$388.9	$370.8	4.9%
Adjusted Income From Operations (1)	$126.4	$117.3	7.8%
Adjusted Net Income (1)	$92.1	$84.9	8.5%
Adjusted Diluted Earnings Per Share (1)	$0.55	$0.51	7.8%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2013	2012	2013	2012
Gross Profit (2)	31.1%	27.4%	37.9%	35.9%
Income (Loss) From Operations	5.1%	(0.2)%	12.3%	11.4%
Net Income (Loss)	3.2%	(0.2)%	9.0%	8.2%
Income Tax Rate	27.9%	70.1%	17.1%	19.0%
______________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.
nm	Percentage change is not meaningful.

Hospira, Inc.
Condensed Consolidated Statements of (Loss) Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Six Months Ended June 30,		% Change
	2013	2012
Net sales	$1,910.2	$1,999.2	(4.5)%

Cost of products sold	1,441.4	1,415.7	1.8%
Restructuring and impairment	11.7	32.2	(63.7)%
Research and development	148.2	152.7	(2.9)%
Selling, general and administrative	375.3	354.1	6.0%
Total operating costs and expenses	1,976.6	1,954.7	1.1%
(Loss) Income From Operations	(66.4)	44.5	(249.2)%

Interest expense	39.5	43.3	(8.8)%
Other expense, net	12.4	9.9	25.3%
(Loss) Before Income Taxes	(118.3)	(8.7)	nm

Income tax benefit	(64.5)	(26.4)	144.3%
Equity income from affiliates, net	(10.1)	(20.1)	(49.8)%
Net (Loss) Income	$(43.7)	$37.8	(215.6)%

(Loss) Earnings Per Common Share:
Basic	$(0.26)	$0.23	(213.0)%
Diluted	$(0.26)	$0.23	(213.0)%

Weighted Average Common Shares Outstanding:
Basic	165.4	164.9	0.3%
Diluted	165.4	165.9	(0.3)%

Adjusted Net Sales (1)(2)	$2,014.5	$1,999.2	0.8%
Adjusted Gross Profit (1)(3)	$748.4	$728.3	2.8%
Adjusted Income From Operations (1)	$227.6	$221.5	2.8%
Adjusted Net Income (1)	$178.2	$163.3	9.1%
Adjusted Diluted Earnings Per Share (1)	$1.07	$0.98	9.2%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2013	2012	2013	2012
Gross Profit (3)	24.5%	29.2%	37.2%	36.4%
(Loss) Income From Operations	(3.5)%	2.2%	11.3%	11.1%
Net (Loss) Income	(2.3)%	1.9%	8.8%	8.2%
Income Tax Rate	54.5%	303.4%	10.1%	19.0%

______________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	There were no adjustments included in GAAP Net sales for the six months ended June 30, 2012.
(3)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.
nm	Percentage change is not meaningful.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three months ended June 30, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$318.7	$52.2	$32.9	$0.20
Specified items:
Device strategy charges (A)	14.6	17.0	11.6	0.07
Amortization of certain intangible assets (B)	17.6	17.6	12.2	0.07
Impairment of certain assets (C)	—	—	9.1	0.05
Certain quality and product related charges (D)	34.0	34.0	22.6	0.14
Capacity expansion related charges (E)	4.0	4.0	2.6	0.02
Acquisition and integration related charges (F)	—	1.1	0.7	—
Other restructuring charges (G)	—	0.5	0.4	—
Adjusted financial measures (3)	$388.9	$126.4	$92.1	$0.55
__________________________________________________________________________

GAAP results for the three months ended June 30, 2013 include:
(A)
Device strategy charges: $14.6 million in Cost of products sold, and $2.4 million reported in Restructuring and impairment. These charges include device related customer accomodations, other asset impairments, accelerated depreciation, consulting and other costs associated with Hospira's device strategy.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma") and a generic injectable business by Hospira Healthcare India Private Limited ("Hospira India").

(C)	Impairment of certain assets: $9.3 million reported in Other expense, net, related to impairments of certain investments.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the United States Food and Drug Administration ("FDA") warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)	Acquisition and integration related charges reported in Selling, general, and administrative include costs for the pending acquisition and integration of an active pharmaceutical ingredient business.
(G)	Other restructuring charges: $0.5 million reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial reorganization.

Three months ended June 30, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	(Loss) Income From Operations	Net (Loss) Income (2)	Diluted EPS
GAAP financial measures	$283.5	$(2.2)	$(2.5)	$(0.02)
Specified items:
Facilities Optimization charges (A)	—	17.4	10.7	0.06
Amortization of certain intangible assets (B)	17.8	17.8	12.4	0.08
Impairment of certain assets (C)	—	2.7	7.1	0.04
Certain quality and product related charges (D)	58.4	58.4	35.7	0.22
Capacity expansion related charges (E)	5.3	5.3	3.6	0.02
Other restructuring charges (F)	5.8	17.9	17.9	0.11
Adjusted financial measures (3)	$370.8	$117.3	$84.9	$0.51

__________________________________________________________________________

GAAP results for the three months ended June 30, 2012 include:
(A)
Facilities Optimization charges: $17.4 million reported in Restructuring and impairment. The equipment and facility impairment charges are associated with Hospira’s plans to exit a specialty injectable drug finishing operation.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharmaceuticals, Inc. (“Javelin Pharma”) and a generic injectable business by Hospira India.

(C)
Impairment of certain assets: $2.7 million reported in Restructuring and impairment, and $8.4 million reported in Other expense, net. These charges relate to impairments of an intangible asset and a certain investment, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls. These charges are directly associated with Hospira’s response to the FDA 2010 warning letter and subsequent Form 483 observations and charges related to Hospira’s comprehensive device product review and certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Other restructuring charges: $12.1 million reported in Restructuring and impairment, and $5.8 million reported in Cost of products sold. These charges include equipment impairments, inventory charges, and contract termination charges associated with Hospira’s plans to exit a non-strategic product line.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Adjusted net income is shown net of tax of $24.3 million and $40.5 million for the three months ended June 30, 2013 and 2012, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on July 31, 2013.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Six months ended June 30, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Net Sales	Gross Profit (1)	(Loss) Income From Operations	Net (Loss) Income (2)	Diluted EPS
GAAP financial measures	$1,910.2	$468.8	$(66.4)	$(43.7)	$(0.26)
Specified items:
Device strategy charges (A)	104.3	191.4	198.5	145.9	0.88
Amortization of certain intangible assets (B)	—	35.8	35.8	24.9	0.15
Impairment of certain assets (C)	—	—	—	11.1	0.06
Certain quality and product related charges (D)	—	44.7	44.7	30.0	0.18
Capacity expansion related charges (E)	—	7.7	7.7	5.0	0.03
Acquisition and integration related charges (F)	—	—	2.8	1.8	0.01
Other restructuring charges (G)	—	—	4.5	3.2	0.02
Adjusted financial measures (3)	$2,014.5	$748.4	$227.6	$178.2	$1.07
__________________________________________________________________________

GAAP results for the six months ended June 30, 2013 include:
(A)
Device strategy charges: $104.3 million reported in Net sales, $87.1 million in Cost of products sold and $7.1 million in Restructuring and impairment. These charges include device related customer sales allowances, customer accommodations, contract termination, collection and destruction costs, inventory charges, other asset impairments, accelerated depreciation, consulting and other costs associated with Hospira's device strategy.

(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
(C)	Impairment of certain assets: $11.3 million reported in Other expense, net, related to impairments of certain investments.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)	Acquisition and integration related charges reported in Selling, general, and administrative include costs for the pending acquisition and integration of an active pharmaceutical ingredient business.
(G)	Other restructuring charges: $4.5 million reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial reorganization.

Six months ended June 30, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$583.5	$44.5	$37.8	$0.23
Specified items:
Facilities Optimization charges(A)	—	17.4	10.7	0.06
Amortization of certain intangible assets (B)	36.5	36.5	25.4	0.15
Impairment of certain assets (C)	—	2.7	7.1	0.04
Certain quality and product related charges (D)	95.3	95.3	59.6	0.36
Capacity expansion related charges (E)	7.2	7.2	4.8	0.03
Other restructuring charges (F)	5.8	17.9	17.9	0.11
Adjusted financial measures (3)	$728.3	$221.5	$163.3	$0.98

__________________________________________________________________________

GAAP results for the six months ended June 30, 2012 include:
(A)
Facilities Optimization charges: $17.4 million reported in Restructuring and impairment. The equipment and facility impairment charges relate to Hospira’s plans to exit a specialty injectable drug finishing operation.

	(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.
(C)
Impairment of certain assets: $2.7 million reported in Restructuring and impairment, and $8.4 million reported in Other expense, net. These charges relate to impairments of an intangible asset and a certain investment, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls. These charges are directly associated with Hospira’s response to the FDA 2010 warning letter and subsequent Form 483 observations and charges related to Hospira’s comprehensive device product review and certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Other restructuring charges: $12.1 million reported in Restructuring and impairment, and $5.8 million reported in Cost of products sold. These charges include equipment impairments, inventory charges, and contract termination charges associated with Hospira’s plans to exit a non-strategic product line.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Adjusted net income is shown net of tax of $83.4 million and $59.9 million for the six months ended June 30, 2013 and 2012, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted net sales, adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on July 31, 2013.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	June 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$683.2	$772.1
Trade receivables, less allowances of $12.9 in 2013 and $12.7 in 2012	667.5	646.9
Inventories, net	1,032.8	997.8
Deferred income taxes	199.8	214.4
Prepaid expenses	83.5	53.9
Other receivables	91.2	75.3
Total Current Assets	2,758.0	2,760.4
Property and equipment, net	1,452.8	1,445.1
Intangible assets, net	218.6	266.8
Goodwill	1,063.1	1,079.1
Deferred income taxes	327.4	296.8
Investments	37.3	71.8
Other assets	157.7	168.6
Total Assets	$6,014.9	$6,088.6
Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$459.2	$28.9
Trade accounts payable	273.0	276.0
Salaries, wages and commissions	156.0	144.0
Other accrued liabilities	581.8	580.3
Total Current Liabilities	1,470.0	1,029.2
Long-term debt	1,301.9	1,706.8
Deferred income taxes	3.1	4.4
Post-retirement obligations and other long-term liabilities	342.8	306.5
Commitments and Contingencies
Total Shareholders' Equity	2,897.1	3,041.7
Total Liabilities and Shareholders' Equity	$6,014.9	$6,088.6

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Six Months Ended June 30,
	2013	2012
Cash Flow From Operating Activities:
Net (loss) income	$(43.7)	$37.8
Adjustments to reconcile net (loss) income to net cash from operating activities-
Depreciation	84.7	82.3
Amortization of intangible assets	43.5	41.8
Stock-based compensation expense	20.7	20.1
Undistributed equity income from affiliates	(10.1)	(20.1)
Distributions received from equity affiliates	30.1	—
Deferred income taxes	(59.2)	(25.3)
Impairment and other asset charges	64.8	47.0
Gains on disposition of assets	—	(0.9)
Changes in assets and liabilities-
Trade receivables	(34.6)	3.0
Inventories	(110.0)	5.6
Prepaid expenses and other assets	(49.7)	(44.9)
Trade accounts payable	3.4	(8.5)
Other liabilities	101.7	76.4
Other, net	9.0	1.8
Net Cash Provided by Operating Activities	50.6	216.1

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(152.7)	(137.4)
Purchases of intangibles and other investments	(9.9)	(7.8)
Proceeds from disposition of businesses and assets	1.4	8.3
Net Cash Used in Investing Activities	(161.2)	(136.9)

Cash Flow From Financing Activities:
Other borrowings, net	32.4	42.3
Excess tax benefit from stock-based compensation arrangements	0.5	1.8
Proceeds from stock options exercised	6.1	4.8
Net Cash Provided by Financing Activities	39.0	48.9

Effect of exchange rate changes on cash and cash equivalents	(17.3)	(5.3)

Net change in cash and cash equivalents	(88.9)	122.8
Cash and cash equivalents at beginning of period	772.1	597.5
Cash and cash equivalents at end of period	$683.2	$720.3

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$51.4	$51.3
Income taxes, net of refunds	$19.4	$0.7
Accrued capital expenditures	$18.4	$8.9

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended June 30,
	2013	2012	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Americas—
Specialty Injectable Pharmaceuticals	$539.3	$491.7	9.7%	9.9%
Medication Management	176.5	213.4	(17.3)%	(17.0)%
Other Pharma	100.4	105.2	(4.6)%	(4.5)%
Total Americas	816.2	810.3	0.7%	1.0%

Europe, Middle East & Africa ("EMEA")—
Specialty Injectable Pharmaceuticals	82.0	82.3	(0.4)%	(1.9)%
Medication Management	27.0	30.2	(10.6)%	(11.9)%
Other Pharma	20.3	22.8	(11.0)%	(10.1)%
Total EMEA	129.3	135.3	(4.4)%	(5.5)%

Asia Pacific ("APAC")—
Specialty Injectable Pharmaceuticals	68.5	70.2	(2.4)%	1.0%
Medication Management	10.5	11.5	(8.7)%	(7.8)%
Other Pharma	1.7	6.0	(71.7)%	(71.7)%
Total APAC	80.7	87.7	(8.0)%	(5.1)%

Net Sales	$1,026.2	$1,033.3	(0.7)%	(0.4)%

Global—
Specialty Injectable Pharmaceuticals	$689.8	$644.2	7.1%	7.4%
Medication Management	214.0	255.1	(16.1)%	(16.0)%
Other Pharma	122.4	134.0	(8.7)%	(8.4)%
Net Sales	$1,026.2	$1,033.3	(0.7)%	(0.4)%

(1)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Six Months Ended June 30,
				Reported		Adjusted(1)(3)
	GAAP Net Sales 2013	Adjusted Net Sales 2013(1)(3)	GAAP Net Sales 2012	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)
Americas—
Specialty Injectable Pharmaceuticals	$1,050.4	$1,050.4	$949.4	10.6%	10.9%	10.6%	10.9%
Medication Management	275.2	363.6	426.6	(35.5)%	(35.2)%	(14.8)%	(14.5)%
Other Pharma	189.0	189.0	204.6	(7.6)%	(7.5)%	(7.6)%	(7.5)%
Total Americas	1,514.6	1,603.0	1,580.6	(4.2)%	(3.9)%	1.4%	1.7%

EMEA—
Specialty Injectable Pharmaceuticals	164.4	164.4	158.5	3.7%	2.4%	3.7%	2.4%
Medication Management	45.3	58.5	61.0	(25.7)%	(26.7)%	(4.1)%	(5.1)%
Other Pharma	36.8	36.8	43.7	(15.8)%	(15.1)%	(15.8)%	(15.1)%
Total EMEA	246.5	259.7	263.2	(6.3)%	(7.3)%	(1.3)%	(2.2)%

APAC—
Specialty Injectable Pharmaceuticals	126.8	126.8	122.7	3.3%	6.0%	3.3%	6.0%
Medication Management	17.8	20.5	23.7	(24.9)%	(24.5)%	(13.5)%	(13.1)%
Other Pharma	4.5	4.5	9.0	(50.0)%	(50.0)%	(50.0)%	(50.0)%
Total APAC	149.1	151.8	155.4	(4.1)%	(1.9)%	(2.3)%	(0.1)%

Net Sales	$1,910.2	$2,014.5	$1,999.2	(4.5)%	(4.2)%	0.8%	1.0%

Global—
Specialty Injectable Pharmaceuticals	$1,341.6	$1,341.6	$1,230.6	9.0%	9.3%	9.0%	9.3%
Medication Management	338.3	442.6	511.3	(33.8)%	(33.7)%	(13.4)%	(13.3)%
Other Pharma	230.3	230.3	257.3	(10.5)%	(10.3)%	(10.5)%	(10.3)%
Net Sales	$1,910.2	$2,014.5	$1,999.2	(4.5)%	(4.2)%	0.8%	1.0%

(1)
Adjusted Net sales for the six months ended June 30, 2013 excludes charges of $104.3 million related to the device strategy. The device strategy charges are reported in the respective Medication Management Net sales by product line as follows: Americas-$88.4 million, EMEA-$13.2 million and APAC-$2.7 million. There were no adjustments included in GAAP Net sales for the six months ended June 30, 2012.

(2)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

(3)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.